[LOGO]

                               Dynex Capital, Inc.




--------------------------------------------------------------------------------


                    Notice of Annual Meeting of Stockholders
                                       and
                                 Proxy Statement


--------------------------------------------------------------------------------




                         Annual Meeting of Stockholders
                                  May 14, 2002

                                     [LOGO]

                               DYNEX CAPITAL, INC.




                                                                  April 10, 2002






To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Dynex Capital, Inc. (the "Company") to be held at The Place At Innsbrook located at 4036 Cox Road, Glen Allen, Virginia on Tuesday, May 14, 2002, at 2:00 p.m. Eastern Time.

      The business of the meeting is to consider and act upon (i) the election of directors of the Company, and (ii) approve the appointment of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company.

      While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you are a common stockholder and desire to vote your shares of common stock in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the common proxy card in the enclosed postage-paid envelope in order to record your vote. If you are a preferred stockholder and desire to vote your shares of preferred stock for one or both of the preferred nominees, you must mark your votes on the preferred proxy card and return such proxy card in the enclosed postage-paid envelope in order to record your vote.

                                       Sincerely,



                                       Thomas H. Potts
                                       President

                                     [LOGO]

                               DYNEX CAPITAL, INC.

                            4551 Cox Road, Suite 300
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To Our Stockholders:

      The Annual Meeting of Dynex Capital, Inc. (the "Company") will be held at The Place At Innsbrook located at 4036 Cox Road, Glen Allen, Virginia on Tuesday, May 14, 2002, at 2:00 p.m. Eastern Time, to consider and act upon the following matters:

1.  Holders of our common stock will:

     A. Elect four (4) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified;

     B. Consider and ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company; and

     C. Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

2.  Holders of our preferred stock will:

     A. Elect two (2) directors of the Company, to hold office until the earlier of (i) the next annual meeting and until their successors are elected and duly qualified, or (ii) the date upon which the consolidated shareholders' equity of the Company at the end of any subsequent calendar quarter equals or exceeds 150% of the aggregate liquidation preference of the then outstanding preferred stock (provided that there shall not then be arrears on the dividends on Series A, Series B or Series C Preferred Stock).

      Only stockholders of record at the close of business on April 8, 2002, the record date, will be entitled to vote at the Annual Meeting.

      Management desires to have maximum representation at the Annual Meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a stockholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                                       By order of the Board of Directors



                                       Stephen J. Benedetti
                                       Secretary


Dated:  April 10, 2002

                                     [LOGO]
                            4551 Cox Road, Suite 300
                              Glen Allen, VA 23060
                                 (804) 217-5800


                                [OBJECT OMITTED]


Directions  from the  North on  Interstate  95:

     Take the Interstate 295 West-Charlottesville exit. Travel approximately 8.5 miles on Interstate 295 West towards Charlottesville. Take the Nuckols Road-South Exit. Travel approximately 1.0 miles to the second stop light at the corner of Cox and Nuckols Road. Turn right on Cox Road. Travel approximately 1.5 miles. Turn right at third stop light at Broad Street. Travel approximately 0.5 miles. Turn right at Dominion Boulevard. Travel approximately 0.2 miles. Turn right at The Place entrance.


Directions from the Richmond International Airport:

     (In regards to the map above - Interstate 64 should be used as a reference point only) As you leave the airport on 156 North-Airport Drive follow the "to 295-North" signs. You will pass the Interstate 64 East and West exits and the Interstate 295 South exit. After these exits, continue on 156 North-Airport Drive approximately 2.5 miles. Take the "295 North to 95-North and 64-West" exit North towards Washington. Stay on Interstate 295 North for approximately 19.5 miles. Take the Nuckols Road-South Exit. Travel approximately 1.0 miles to the second stop light at the corner of Cox and Nuckols Road. Turn right on Cox Road. Travel approximately 1.5 miles. Turn right at third stop light at Broad Street. Travel approximately 0.5 miles. Turn right at Dominion Boulevard. Travel approximately 0.2 miles. Turn right at The Place entrance.


Directions from the South or Downtown Richmond:

     Take Interstate 64 West to Interstate 295 towards Washington. Take the first exit - Nuckols Road South. Travel approximately 1.0 miles to the second stop light at the corner of Cox and Nuckols Road. Turn right on Cox Road. Travel approximately 1.5 miles. Turn right at third stop light at Broad Street. Travel approximately 0.5 miles. Turn right at Dominion Boulevard. Travel approximately
0.2 miles. Turn right at The Place entrance.

                                     [LOGO]

                               DYNEX CAPITAL, INC.
                             4551Cox Road, Suite 300
                           Glen Allen, Virginia 23060
                                 (804) 217-5800
                          ----------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 14, 2002

To Our Stockholders:

      This Proxy Statement is furnished with the solicitation by the Board of Directors of Dynex Capital, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at The Place At Innsbrook located at 4036 Cox Road, Glen Allen, Virginia on Tuesday, May 14, 2002, at 2:00 p.m. Eastern Time. The Annual Meeting is being held for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are being provided to stockholders beginning on or about April 12, 2002.


                               GENERAL INFORMATION

Solicitation

      The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone and telegram by directors and officers of the Company. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of the Company's common stock and preferred stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners. Additionally, the Company has engaged the firm of MacKenzie Partners, Inc., New York, New York, to conduct proxy solicitations on its behalf at a cost estimated to be $5,000, plus reasonable out-of-pocket expenses.

Voting Rights

      Common Stock. Holders of shares of the Company's common stock at the close of business on April 8, 2002, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date 10,873,853 shares of common stock were outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each of four directors to be elected by the holders of common stock and one vote on each other matter presented to common stockholders at the Annual Meeting. The presence, in person or by proxy, of common stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting.

      Preferred Stock. Holders of shares of the Company's preferred stock at the close of business on April 8, 2002, the record date, are entitled to notice of, and to vote at, the Annual Meeting, voting as a single class, to elect two directors to the Company's Board of Directors. The holders of preferred stock are not entitled to vote on any other matter. The following table sets forth the number of shares of each class of preferred stock outstanding as of April 8, 2002 and the votes applicable to each such class:

                                                    Aggregate #       Votes     Aggregate #
                Class                                of Shares      Per Share    of Votes
                -----                               ----------      ---------   ---------

Series A Cumulative Convertible Preferred Stock        992,038        1.000        992,038
("Series A Preferred Stock")
Series B Cumulative Convertible Preferred Stock      1,378,807        1.021      1,407,762
("Series B Preferred Stock")
Series C Cumulative Convertible Preferred Stock      1,383,532        1.250      1,729,415
("Series C Preferred Stock")

      Pursuant to the Company's Articles of Incorporation, each share of preferred stock is entitled to one vote per $24.00 of stated liquidation preference. As of the record date, the stated liquidation preference of the Series A Preferred Stock was $24.00 per share, the stated liquidation preference of the Series B Preferred Stock was $24.50 per share, and the stated liquidation preference of the Series C Preferred Stock was $30.00 per share. Accordingly, holders of the Series A Preferred Stock will be entitled to 1.000 vote per share, holders of the Series B Preferred Stock will be entitled to 1.021 votes per share, and holders of Series C Preferred Stock will be entitled to 1.250 votes per share.

Voting of Proxies - Common Stock

      A proxy card, indicating COMMON shares, is being sent to the holders of the Company's common stock (the "common proxy"). Shares of common stock represented by a properly executed common proxy received in time for the Annual Meeting will be voted in accordance with the choices specified in such common proxy. If no instructions are indicated on the common proxy, the shares of common stock will be voted FOR the election of the nominees named in this Proxy Statement as common stockholder directors. If no instructions are indicated on the common proxy, shares of common stock will be voted FOR the appointment of Deloitte & Touche LLP as the Company's auditors.

Voting of Proxies--Preferred Stock

      A proxy card, indicating PREFERRED shares, is being sent to holders of the Company's preferred stock (the "preferred proxy"). Shares of preferred stock represented by a properly completed and executed preferred proxy received in time for the Annual Meeting will be voted in accordance with the choices specified in such preferred proxy. If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of preferred stock represented by such preferred proxy will not be voted.

Revocability of Proxy

      The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

Annual Report on Form 10-K

      The Annual Report on Form 10-K, including financial statements for the year ended December 31, 2001, which are being mailed to stockholders together with this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.


                              ELECTION OF DIRECTORS
General

     Common Stock Directors. Four directors of the Company are to be elected by the holders of the Company's common stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. Mr. J. Sidney Davenport, Mr. Thomas H. Potts, Mr. Barry S. Shein and Mr. Donald B. Vaden have been nominated by the Board of Directors for election by the holders of the Company's common stock to the Board of Directors at the Annual Meeting. Unless otherwise indicated, a common proxy representing common stock will be voted FOR the election of Messrs. Davenport, Potts, Shein and Vaden to the Board of Directors. Each common stock director nominee has agreed to serve if elected. In the event any common stock director nominee shall unexpectedly be unable to serve, each common proxy will be voted for such other person as the Board of Directors may designate. Selected biographical information regarding each common stock director nominee is set forth below.

      Preferred Stock Directors. Pursuant to Section 9(a) of each of Articles IIIA, IIIB and IIIC of the Company's Articles of Incorporation, as amended, the holders of the Company's preferred stock are entitled to elect two directors to the Board of Directors of the Company, each to serve until the earlier of (a) the date upon which (i) the consolidated shareholders' equity of the Company at the end of any subsequent calendar quarter equals or exceeds 150% of the aggregate liquidation preference of the then outstanding preferred stock and
(ii) quarterly dividends on the Series A, Series B and Series C preferred stock are current, or (b) the next annual meeting of the stockholders of the Company and until their successors are elected and duly qualified. Mr. Leon A. Felman and Mr. Barry Igdaloff were elected at a special meeting of preferred stockholders held on November 21, 2000 and were re-elected by the holders of the preferred stock at the June 29, 2001 Annual Meeting of Stockholders of the Company. Mr. Felman and Mr. Igdaloff have been nominated for election by the holders of preferred stock to the Board of Directors at the Annual Meeting. Each preferred stock director nominee has agreed to serve if elected. Selected biographical information regarding each preferred stock director nominee is set forth below.

Vote Required

         Common Stock Directors. The four directors to be elected by the holders of the Company's common stock will be elected by a favorable vote of a plurality of the shares of common stock represented and entitled to vote with respect to each common stock director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the common stock directors will not affect the election of candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by each common proxy will be voted FOR the election of each of the four common stock director nominees named below. Although it is anticipated that each common stock director nominee will be able to serve as a director, should any common stock director nominee become unavailable to serve, the shares represented by each common proxy will be voted for another person or persons designated by the Company's Board of Directors. In no event will a common proxy be voted for more than four common stock directors.

      Preferred Stock Directors. The two directors to be elected by the holders of the Company's preferred stock will be elected by a favorable vote of a plurality of the shares of preferred stock represented and entitled to vote with respect to each preferred stock director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the preferred stock directors will not affect the election of candidates receiving the plurality of votes. If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of preferred stock represented by such preferred proxy will not be voted. Although it is anticipated that each preferred stock director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each preferred proxy will not be voted for another person or persons. In no event will a preferred proxy be voted for more than two directors.

Common Stock Director Nominees

     J. Sidney Davenport, 60, has been a director of the Company since its organization in December 1987. Mr. Davenport retired from The Ryland Group, Inc., a publicly-owned corporation engaged in residential housing construction and mortgage-related financial services, where he was a Vice President from March 1981 to January 1998. Mr. Davenport was Executive Vice President of Ryland Mortgage Company from April 1992 to January 1998. Mr. Davenport served as a director of Mentor Income Fund, Inc., a publicly traded closed-end mutual fund, from June 1992 to August 1993.

     Thomas H. Potts, 52, has been President and a director of the Company since its organization in December 1987. Prior to that, Mr. Potts served in various positions on behalf of The Ryland Group, Inc. Mr. Potts served as Treasurer of The Ryland Group, Inc. from May 1987 until April 1992, Executive Vice President of Ryland Acceptance Corporation from November 1987 until April 1992, and Executive Vice President of Ryland Mortgage Company from April 1991 until April 1992, and previously Senior Vice President. Mr. Potts also served as President and director of Mentor Income Fund, Inc. from its inception in December 1988 until June 1992.


     Barry S. Shein, 62, has been a director of the Company since June 1998. Mr. Shein has been the President and owner of The Commodore Corporation since 1990. The Commodore Corporation is a manufactured home producer, operating six manufacturing facilities located in the eastern half of the U.S. From 1978 to 1990, Mr. Shein served as an officer of The Equity Group in Illinois, a multi-faceted real estate owner and investor. Mr. Shein is also a non-practicing certified public accountant.

      Donald B. Vaden, 67, has been a director of the Company since January 1988. In March 1995, Mr. Vaden resumed practicing law specializing in mediation and arbitration, and is certified for general and family mediation by the Supreme Court of Virginia. He serves as a director of the Virginia Mediation Network, Inc. He is the retired past Chairman of Residential Home Funding Corporation where he served from December 1992 until February 1995.

Preferred Stock Director Nominees

     Leon A. Felman, 67, has been a director of the Company since November 2000. Mr. Felman has been a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, since 1992. From 1968 to 1999, Mr. Felman was the president and chief executive officer of Sage Systems, Inc., which operated twenty-eight Arby's restaurants in the St. Louis, Missouri metropolitan area. Mr. Felman has been a private investor in financial institutions since 1999. Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

     Barry Igdaloff, 47, has been a director of the Company since November 2000. Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in Accounting and in 1978 graduated from Ohio State University with a J.D. in law. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney.

Information Concerning the Board of Directors

     The members of the Audit Committee during 2001 were Mr. Davenport, Mr. Shein and Mr. Vaden. The Audit Committee reviews and approves the scope of the annual audit undertaken by the Company's independent certified public accountants and meets with them on a regular basis to review the progress and results of their work as well as any recommendations they may make. The Audit Committee held one regular meeting in 2001. Mr. Davenport, as Chairman of the Audit Committee, held three meetings with the Company's independent certified public accountants to review quarterly results. The Board of Directors also had a Compensation Committee during 2001 with the members being Mr. Davenport, Mr. Vaden and Mr. Shein. The Compensation Committee met five times in 2001. The Company has no other standing committees of the Board of Directors.

      The Board of Directors held one regular meeting and seventeen special meetings in 2001. During this period, each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

      The directors who are not employed by the Company receive an annual fee of $25,000 per year, plus $500 for each meeting of the Board of Directors, or a committee thereof, they attend. In addition, these directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

                               OWNERSHIP OF STOCK

     The table below sets forth, as of March 29, 2002, the number of shares of common and preferred stock beneficially owned by owners of more than 5% of the Company's stock outstanding for each class, each director of the Company, and each executive officer named in the Summary Compensation Table under "Management of the Company", and the number of shares beneficially owned by all of the Company's directors and executive officers as a group. To the Company's knowledge, no other person beneficially owns more than 5% of the outstanding shares of each class of stock. Unless otherwise indicated, all persons named as beneficial owners of common and preferred stock have sole voting power and sole investment power with respect to the shares beneficially owned.

------------------------------------------------------------------------------------------------------------------------------------
                                                          Series A     Series B     Series C       Percent of        Percent of
     Name of Beneficial Owner           Common           Preferred     Preferred    Preferred     Common Stock    Preferred Stock
     ------------------------           ------           ---------     ---------    ---------     ------------    ---------------

Stephen J. Benedetti                     13,624                 -            -             -               *                 -

J. Sidney Davenport                      25,356                 -            -             -               *                 -

Thomas H. Potts                         424,876 (1)             -            -             -           3.91%                 -

Donald B. Vaden                           9,483 (2)             -            -             -               *                 -

Barry S. Shein                                -                 -            -             -               *                 -

Leon A. Felman                           11,570 (3)                          -        28,470 (4)           *                 *

Barry Igdaloff                           22,280 (5)        62,000 (6)   61,000 (7)    52,500 (8)           *             4.67%

Talkot Crossover Fund, L.P. and         757,000           166,212      288,500       159,100           6.96%            19.43%
Thomas B. Akin, as a group(9)

Rockwood Partners L.P., Rockwood        662,200            52,500       50,000        25,000           6.09%             4.25%
Asset Management, Inc. and Demeter
Asset Management, Inc., as  a
group(10)

All directors and executive             507,189            62,000       61,000        80,970           4.66%             5.43%
officers as a group
------------------------------------------------------------------------------------------------------------------------------------

*Less than 1% of the outstanding shares of stock.

     (1) Includes 9,077 shares of common stock owned of record by such person's children and spouse.

     (2) Includes 583 shares of common stock owned of record by such person's spouse.

     (3) Includes 87 shares of common stock owned of record by such person's spouse; 3,600 shares of common stock owned or record by The Leon A. Felman Keogh Profit Sharing Plan of which Mr. Felman is the Trustee; 3,150 shares of common stock owned of record by Homebaker Brand Profit Sharing Plan of which Mr. Felman is the Trustee; and 1,340 shares of common stock held of record by HLF Corporation of which Mr. Felman is an officer.

     (4) Includes 11,670 shares of Series C Preferred Stock owned of record by Homebaker Brand Profit Sharing Plan of which Mr. Felman is the Trustee; 11, 310 shares of Series C Preferred Stock owned of record by The Leon A. Felman Keogh Profit Sharing Plan of which Mr. Felman is the Trustee; 350 shares of Series C Preferred Stock owned of record by The Felman Family Trust of which Mr. Felman is the Trustee; and 980 shares of Series C Preferred Stock owned of record by HLF Corporation of which Mr. Felman is an officer.

     (5) Includes 22,280 shares of common stock owned by clients of Rose Capital of which Mr. Igdaloff is the sole proprietor. Shares are held with shared power to vote and dispose thereof.

     (6) Includes 41,600 shares of Series A Preferred Stock owned by clients of Rose Capital. Shares are held with shared power to vote and dispose thereof.

     (7) Includes 34,700 shares of Series B Preferred Stock owned by clients of Rose Capital. Shares are held with shared power to vote and dispose thereof.

     (8) Includes 10,100 shares of Series C Preferred Stock owned by clients of Rose Capital. Shares are held with shared power to vote and dispose thereof.

     (9) Address: 2400 Bridgeway, Suite 200, Sausalito, CA 94965.

     (10) Address: 104 Field Point Road, Greenwich, CT 06830. Shares are held with shared power to vote and dispose thereof.

--------------------------------------------------------------------------------

                            MANAGEMENT OF THE COMPANY
--------------------------------------------------------------------------------

     The executive officers of the Company and their positions are as follows:

       Name                      Age                     Position(s) Held
       ----                      ---                 -------------------------
Thomas H. Potts                   52                 Director and President
Stephen J. Benedetti              39                 Executive Vice President,
                                                       Chief Financial Officer
                                                       and Secretary

     The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Potts is provided above. Information regarding the other executive officer of the Company is set forth below:

     Stephen J. Benedetti has served as Executive Vice President, Chief Financial Officer and Secretary since September 2001. From May 2000 to September 2001, Mr. Benedetti had been the Acting Chief Financial Officer and Acting Secretary. From October 1997 until August 2001, Mr. Benedetti served as Vice President and Treasurer of the Company; and from September 1994 until December 1998, he served as Vice President and Controller. From March 1992 until September 1994, he served as Director of Accounting and Financial Reporting for National Housing Partnerships, a national multifamily housing syndicator and property management concern. Mr. Benedetti also served as audit manager for Deloitte & Touche from 1985 to 1992, where he provided audit and consulting services to various clients primarily in the financial services and real estate development industries. Mr. Benedetti graduated from Virginia Tech in 1985 with a bachelor's degree in accounting and became a Certified Public Accountant in 1986.

Executive Compensation

     The Summary Compensation Table below includes individual compensation information on the President and the other most highly compensated executive officer whose salary and bonus exceeded $100,000 ("Named Officers") during 2001, 2000 and 1999.

                           Summary Compensation Table

                                                                                  Long-Term
                                                                             Compensation Awards
                                            Annual Compensation (1)        -------------------------         All Other
         Name and                       ------------------------------              SARs                   Compensation
    Principal Position          Year       Salary ($)       Bonus ($)              (#) (2)                   ($) (3)
---------------------------   --------   -------------   --------------    -------------------------   ---------------------

Thomas H. Potts                 2001        315,000                0                       -                  32,315
 President and Director         2000        315,000                0                  94,500                  32,361
                                1999        315,000                0                  34,815                  34,882


Stephen J. Benedetti            2001        180,000           60,030                  30,000                  46,721
 Executive Vice President,      2000        150,000          150,000                       -                   5,348
 Chief Financial Officer,       1999        107,000           39,363                   1,665                  15,570
 Secretary
--------------------------------------------------------------------------------

     (1) Does not include perquisites and other personal benefits, securities or property where the aggregate amount of such compensation to an executive officer is the lesser of either $50,000 or 10% of annual salary and bonus.

     (2) Stock Appreciation Rights ("SARs"). Amounts have been adjusted for the 1-for-4 stock split, effective August 1999.

     (3) Amount for 2001 for Mr. Potts consists of matching and profit sharing contributions to the Company's 401(k) Plan and 401(k) Overflow Plan in the amount of $31,763. Amount for 2001 for Mr. Benedetti consists of matching and profit sharing contributions to the Company's 401(k) Plan and 401(k) Overflow Plan in the amount of $46,581. Amounts for 2001 for Mr. Potts and Mr. Benedetti also consist of Group Term Life Insurance in the amount of $552 and $140, respectively.

--------------------------------------------------------------------------------

                  Aggregated SAR Exercises In Last Fiscal Year
                          And Year-End SAR Value Table

         The table below presents the total number of SARs exercised by the Named Officers in 2001 and held by the Named Officers at December 31, 2001 (distinguishing between SARs that are exercisable as of December 31, 2001 and those that had not become exercisable as of that date) and includes the aggregate amount by which the market value of the SARs (including related Dividend Equivalent Rights ("DERs")) exceeds the exercise price at December 31, 2001.

                                                                                                     Value of Unexercised
                                SARs Exercised                Number of Unexercised                      in-the-money
                                   in 2001                      SARs at 12-31-01                       SARs at 12-31-01
                         -----------------------------  ----------------------------------  ----------------------------------------
                            Number          Value
                            of SARs       Realized      Exercisable      Unexercisable       Exercisable        Unexercisable
                         -------------- --------------  -------------   ----------------     -------------    -------------------
Thomas H. Potts                  0             $0              0                  0                 0                    0

Stephen J. Benedetti             0              0              0             30,000                 0               $3,000

---------------------------------------------------------------------------------------------------------------------------------


                          SARs Granted During the Year

     The following table provides information related to SARs granted to the Named Officers during fiscal 2001.


                                                                         Individual Grants
                          ----------------------------------------------------------------------------------------------------------
                                                                                                   Potential Realizable Value
                                             Percentage of                                          at Assumed Annual Rates
                                               Total SARs                                         of Stock Price Appreciation
                           Number of           Granted to         Exercise                              for SAR Term (1)
                              SARs            Employees in         Price          Expiration    -------------------------------
        Name              Granted (1)          Fiscal 2001      ($ per share)        Date           5% ($)          10% ($)
----------------------   -------------     -----------------   --------------    ------------   -------------- ----------------

Thomas H. Potts                0                   0%                 $0             n/a              n/a              n/a

Stephen J. Benedetti      30,000                 100%              $2.00          6/2004          $23,701          $55,006

------------------------------------------------------------------------------------------------------------------------------------

     (1) The SARs do not have associated DERs. Assumes a 5% and 10% annual rate of stock appreciation for the SAR term, and a stock price at expiration date of $2.79 and $3.83, respectively.

------------------------------------------------------------------------------------------------------------------------------------


Employment Agreements

     Mr. Potts' employment agreement with the Company expired on September 30, 2001. Mr. Potts and the Company entered into a new agreement effective October 1, 2001. Under the terms of the new agreement, Mr. Potts agreed to continue as an employee through June 30, 2002 at his prior base salary of $315,000 per annum. Mr. Potts is also entitled to receive a minimum bonus of $200,000 on June 30, 2002 should he be an employee on such date, or if he should be terminated without cause prior to such date. Mr. Potts has notified the Board of Directors of the Company that he does not plan to remain an employee or an officer of the Company after June 30, 2002.

    Mr. Benedetti has entered into an employment agreement with the Company, effective March 18, 2002. Mr. Benedetti's prior employment agreement dated September 4, 2001, was made a part of the new agreement. Under such agreement, which expires June 30, 2004, Mr. Benedetti receives his current base salary of $180,000 per annum, adjusted each January 1st for inflation. Mr. Benedetti is also entitled to receive incentive compensation of $120,000 on June 30, 2002 and up to 66.7% of his base salary for the period ending each June 30th thereafter as approved by the Compensation Committee. The employment agreement will terminate in the event of Mr. Benedetti's death or total disability, may be terminated by the Company with "cause" (as defined therein) or for any reason other than cause, and may be terminated by the resignation of Mr. Benedetti. If the employment agreement is terminated by the Company for any reason other than cause, total disability or death, then the Company shall pay to Mr. Benedetti his salary for a period equal to the lesser of one year, or through the expiration date of the employment agreement. The Company also agreed to give Mr. Benedetti six months notice if his employment agreement would not be renewed. If the Company fails to give such notice by December 31, 2003, his employment period will be extended for six months from the date such notice is given.

Audit Committee Report

    The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the listing standards of the New York Stock Exchange. The Board has adopted a written charter for the Audit Committee.

    The Audit Committee has reviewed and discussed with management and the independent accountants the Company's audited financial statements for fiscal year 2001. In addition, the Committee has communicated with the independent accountants the matters required to be communicated by Statement of Auditing Standards No. 61, ""Communication with Audit Committees."

    The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants' independence from the Company, as required by Independence Standards Board Standard No. 61, "Independence Discussions with Audit Committees." These disclosures have been reviewed by the Committee, and discussed with the independent accountants as necessary. The Audit Committee has considered whether the provision of non-audit services and financial information systems design and implementation services by Deloitte & Touche LLP is compatible with maintaining Deloitte's independence.

    Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2001 for filing with the Securities and Exchange Commission and recommended that Deloitte & Touche, LLP be retained by the Company to act as the independent certified public accountants for the year ending December 31, 2002.

                                       Audit Committee

                                       J. Sidney Davenport, Chairman
                                       Donald B. Vaden
                                       Barry S. Shein

Compensation Committee Report

    The Compensation Committee of the Company's Board of Directors, which is comprised exclusively of directors who are not employees of the Company, administers the Company's executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the Compensation Committee.

    The Compensation Committee historically designed the executive compensation structure to reward long-term value created for stockholders and reflect the business strategies and long-range plans of the Company. The guiding principles in regard to compensation were (i) to attract and retain key high caliber executives, (ii) to provide levels of compensation competitive with those offered by the Company's competitors, (iii) to motivate executives to enhance long-term stockholder value by linking stock performance (on a total return basis) with long-term incentive compensation, and (iv) to design a long-term compensation program that leads to management retention. Executive officer compensation was based on three principal components: base salary, annual bonus, and SARs (and related DERs) granted under the Company's Incentive Plan.

    Given the financial performance of the Company during 1999 and 2000 balanced with the need to retain executives with knowledge of the Company's operations, the Compensation Committee during 2001 requested that Mr. Potts continue his employment with the Company through June 30, 2002 at the same base salary as in the prior period, and agreed to pay Mr. Potts a minimum bonus of $200,000 should he remain an employee through such date, subject to the Company's right to terminate Mr. Potts for "cause." Mr. Potts did not receive a cash bonus in 2001. Further, during 2001 the Compensation Committee requested that Mr. Benedetti continue his employment with the Company through June 30, 2002 at the same base salary as in the prior period, and agreed to pay Mr. Benedetti a minimum bonus of $120,000 should he remain an employee through such date, subject to the Company's right to terminate Mr. Benedetti for "cause," all as set forth in an agreement dated September 4, 2001. In March 2002, the Compensation Committee requested Mr. Benedetti to enter into an employment agreement with the Company through June 30, 2004, at his current base salary of $180,000 per annum, adjusted each January 1st for inflation. Under such agreement, Mr. Benedetti is also entitled to receive incentive compensation of $120,000 on June 30, 2002 and up to 66.7% of his base salary for the period ending each June 30th thereafter as approved by the Compensation Committee. Mr. Benedetti's prior employment agreement dated September 4, 2001 was made a part of the new agreement. Mr. Benedetti received a cash bonus of $60,030 in 2001.

         The Compensation Committee has historically awarded SARs and related DERs under the Company's Incentive Plan to its executive officers. During the calendar year 2001, the Compensation Committee awarded SARs to Mr. Benedetti as set forth in the table above. The SARs awarded to Mr. Benedetti do not have associated DERs.

                               Compensation Committee

                               Donald B. Vaden, Chairman
                               J. Sidney Davenport
                               Barry S. Shein

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during 2001 were Mr. Davenport, Mr. Vaden, and Mr. Shein.

     During 2001,  Mr. Shein  acquired from the Company a  ninety-eight  percent limited partnership interest in Samma Properties Limited Partnership, a Texas limited partnership (the "Partnership"), for a purchase price of $198,000, which was equal to its estimated fair market value. The Board of Directors approved such sale, with Mr. Shein abstaining. The Partnership is the owner of a low-income housing tax credit multifamily property ("Property") which historically had generated tax credits for the Company, but such tax credits can no longer be used by the Company. By reason of Mr. Shein's investment in the Partnership, the Company has guaranteed to Mr. Shein that the property will remain in compliance with the low-income housing tax credit provisions of the Internal Revenue Code through 2008. During 2001, the Company advanced the partnership $231,635, and the Company through its subsidiary, Commercial Capital Access One, Inc., owns a first mortgage loan made in 1992 to the Partnership secured by the Property, with a current unpaid principal balance of $1,961,388. The advances bear interest at a rate of Prime plus 3.0% per annum, and the first mortgage loan carries a fixed rate of interest at 9.25%.

Certain Relationships and Related Transactions

         During 2001, the Company and Dynex Commercial, Inc. ("DCI") entered into a Litigation Cost Sharing Agreement whereby the parties set forth how the costs of defending against certain litigation where both the Company and DCI have been named as defendants would be shared. The Company agreed to fund all costs of such litigation, including DCI's portion. The costs funded by the Company are considered loans and bear simple interest at the rate of Prime plus 8% per annum. Until December 2000, DCI was a subsidiary of Dynex Holding, Inc. ("DHI"), an affiliate of the Company which was merged into the Company in December 2000. All litigation against DCI relates to the activities of DCI while it was a subsidiary of DHI. As of December 31, 2001, the Company has funded $1,542,196 of litigation costs, including settlement amounts. DCI has no assets, and has asserted counterclaims in the litigation. The parties agreed that any proceeds from any counterclaims would be distributed 100% to the Company and 0% to DCI. ICD Holding, Inc. is the sole shareholder of DCI. Mr. Potts and Mr. Benedetti are the shareholders of ICD Holding, Inc.

         During 1999, the Company made a loan to Mr. Potts, as evidenced by a promissory note in the aggregate principal amount of $934,500 with interest accruing on the outstanding balance at the rate of Prime plus one-half percent per annum through 1999 and for 2000 and 2001, at the short-term monthly "applicable federal rate" based on tables published by the Internal Revenue Service (the "Note"). Mr. Potts directly owns 415,799 shares of common stock of the Company, all of which have been pledged as collateral to secure the Note, except for his 401(k) holdings. As of March 29, 2002, interest on the Note was current and the outstanding balance of the Note was $261,858.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of all Forms 3, 4 and 5 furnished to the Company with respect to 2001 and representations made to the Company by certain reporting persons, the Company knows of no person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 2001.

Total Return Comparison

    The following graph demonstrates a five year comparison of cumulative total returns for the common stock of Dynex Capital, Inc. ("DX"), the Standard & Poor's 500 Stock Index ("S&P 500"), the SNL Financial Real Estate Investment Trust Index (the "SNL Financial REIT") and the SNL All MBS REIT Index (the "Peer Group"). The table below assumes $100 was invested at the close of trading on December 31, 1996 in DX common stock, S&P 500, SNL Financial REIT and Peer Group.


                      Comparative Five-Year Total Returns *
                   DX, S&P 500, SNL Financial REIT, Peer Group
                 (Performance Results through December 31, 2001)

                                    [GRAPH]


                                   --------------- ------------- ------------- ------------- -------------- -------------
                                        1996           1997          1998          1999          2000           2001
   -----------------------------   --------------- ------------- ------------- ------------- -------------- -------------
     DX                                 100.00          99.21         37.66         13.10          2.04           4.27
   -----------------------------   --------------- ------------- ------------- ------------- -------------- -------------
     S&P 500                            100.00         133.37        171.44        207.52        188.62         166.22
   -----------------------------   --------------- ------------- ------------- ------------- -------------- -------------
     SNL Financial REIT                 100.00         115.58        104.95         98.37        124.37         146.14
   -----------------------------   --------------- ------------- ------------- ------------- -------------- -------------
     Peer Group                         100.00         124.00         84.12         57.12         68.66         120.38
   -----------------------------   --------------- ------------- ------------- ------------- -------------- -------------

* Cumulative total return assumes reinvestment of dividends. The source of this information is SNL Financial L.C. The factual material is obtained from sources believed to be reliable, but SNL Financial is not responsible for any errors or omissions contained herein.

For the year 2000, the Company had used as its peer group the SNL Financial Real Estate Investment Trust Index ("SNL Financial Index"). The SNL Financial Index is primarily comprised of companies that are equity real estate investment trusts. For the year 2001, the Company changed its peer group to the SNL All MBS REIT Index ("SNL MBS Index") which is primarily comprised of companies that are real estate investment trusts with mortgage backed securities. The companies that are compared in the SNL MBS Index more closely match the Company.


                             APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP ("Deloitte"), independent certified public accountants, to examine the financial statements of the Company for the year ended December 31, 2002. Holders of the common stock of the Company will be asked to approve this appointment at the Annual Meeting. Deloitte has been the Company's independent accountants since July 1998. A representative of Deloitte is expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from stockholders.

The Board recommends a vote FOR the proposal to approve Deloitte & Touche LLP as the Company's auditors for the year ended December 31, 2002.


                                   AUDIT FEES

         The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $160,000.


          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There  were  no   professional   services   rendered  by  Deloitte  for
information technology services relating to financial information systems design and implementation during 2001.


                                 ALL OTHER FEES

         The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above for the fiscal year ended December 31, 2001, were approximately $37,450.


                                 VOTES REQUIRED

      The election of four directors to be elected by the holders of the shares of the Company's common stock requires a plurality of votes by the holders of the shares of the Company's common stock cast at the meeting. The election of two directors to be elected by the holders of the shares of the Company's preferred stock requires a plurality of votes by the holders of the shares of the Company's preferred stock cast at the meeting. To appoint Deloitte as independent auditors for the Company fiscal year 2002 will require a majority of votes by the holders of the shares of the Company's common stock cast at the meeting.

    The following principles of Virginia law apply to the voting of shares of capital stock at the meeting. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum for all matters upon which holders of the common stock are entitled to vote. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of preferred stock will constitute a quorum for the matter upon which holders of the preferred stock are entitled to vote. Shares represented by proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.


                                  OTHER MATTERS

         The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the notice of the meeting. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.


                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder may desire to present to the 2003 Annual Meeting of Stockholders and to have included in the Company's Proxy Statement must be received in writing by the Secretary of the Company prior to December 13, 2002. Any proposals of Stockholders to be presented at the 2003 Annual Meeting which are delivered to the Company later than February 26, 2003 will be voted by the proxy holders designated for the 2003 Annual Meeting in their discretion.

                                 By the order of the Board of Directors

                                 Thomas H. Potts
                                 President

April 10, 2002

                          SUPPLEMENT TO PROXY STATEMENT
                          -----------------------------

      Subsequent to the printing but prior to the distribution to shareholders of the Company's Proxy Statement, the Company received a request from a holder of the Company's Preferred Stock to be included in the Company's Proxy Statement as a preferred stock director nominee. As a result of this request, certain sections of the Proxy Statement are being amended as set forth below.

Letter to Stockholders from the President

The last sentence of paragraph three shall be deleted in its entirety and the following inserted in lieu thereof:

      "If you are a preferred stockholder and desire to vote your shares of preferred stock for any of the preferred nominees, you must mark your votes on the preferred proxy card in the enclosed postage-paid envelope in order to record your vote."

Election of Directors - General

The third to last sentence of the paragraph titled "Preferred Stock Directors" shall be deleted in its entirety and the following inserted in lieu thereof:

     "Mr. Felman, Mr. Igdaloff and Thomas B. Akin have been nominated for election by the holders of preferred stock to the Board of Directors at the Annual Meeting."

Election of Directors--Preferred Stock Director Nominees

A new paragraph shall be added to the section that reads "Preferred Stock Director Nominees" to read as follows:

     "Thomas B. Akin, 49, has served as the managing general partner of Talkot Capital located in Sausalito, California since 1995. Talkot Capital is the general partner for various limited partnerships investing in both private and public companies. From 1991 to 1994, Mr. Akin was the managing director of the Western United States for Merrill Lynch Institutional Services. Mr. Akin had been the regional director of the San Francisco and Los Angeles regions for ML Institutional Services from 1981 to 1991. Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to his departure in 1981. Mr. Akin is currently on the Board of Acacia Research, Inc. and Combimatrix, a private biotech company. Mr. Akin also serves on the compensation committee of Acacia Research and the audit committee and compensation committee of Combimatrix. Mr. Akin attended the University of California at Santa Cruz from 1970 to 1974 and holds a B.A. in Biology. From 1976 to 1978 Mr. Akin studied at the University of California at Los Angeles for an MBA in Finance."

                              FORM OF COMMON PROXY

                               Dynex Capital, Inc.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Thomas H. Potts and Stephen J. Benedetti, and each of them as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent the undersigned and to vote, as designated on this card, all the shares of common stock of Dynex Capital, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Place At Innsbrook, 4036 Cox Road, Glen Allen, Virginia, on Tuesday, May 14, 2002 at 2:00 p.m. Eastern Time, or any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting, and the related proxy statement, a copy of which has been received by the undersigned, and in their discretion upon any adjournments or postponements of the meeting.

     The Board of Directors recommends a vote FOR Proposals 1and 2.

1.  Election of Directors

     J. Sidney Davenport          |_| FOR            |_| AGAINST     |_| ABSTAIN
     Thomas H. Potts              |_| FOR            |_| AGAINST     |_| ABSTAIN
     Barry S. Shein               |_| FOR            |_| AGAINST     |_| ABSTAIN
     Donald B. Vaden              |_| FOR            |_| AGAINST     |_| ABSTAIN

     2. Proposal to ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as auditors of the Company.

                                  |_| FOR            |_| AGAINST     |_| ABSTAIN


If no direction is made, this proxy will be voted FOR each of the nominees listed under Proposal 1 and FOR Proposal 2.

        In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

     Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Date: ____________________________, 2002



[NAME OF RECORD HOLDER INSERTED HERE]  _________________________________________
                                       Signature


                                       _________________________________________
                                       Signature, if held jointly

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FORM OF PREFERRED PROXY

                               Dynex Capital, Inc.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas H. Potts and Stephen J. Benedetti and each of them as proxies of the undersigned (the "Proxies"), with full power of substitution, and authorizes each of them to represent and vote all shares of Preferred Stock of Dynex Capital, Inc. held by the undersigned (the "Preferred Shares") as directed in connection with the election of the preferred directors at the Annual Meeting of Stockholders to be held at The Place At Innsbrook, 4036 Cox Road, Glen Allen, Virginia, on Tuesday, May 14, 2002 at 2:00 p.m. Eastern Time or at any adjournments or postponements thereof.

     Please instruct the Proxies how to vote your shares for either one or two of the nominees listed below by placing an "X" in the appropriate box(es). Do not mark more than one box for each nominee. Do not vote "FOR" more than two nominees. Preferred Proxy Cards not properly completed will not be counted.

2.  Election of Directors

    Leon A. Felman                |_| FOR            |_| AGAINST     |_| ABSTAIN
    Barry Igdaloff                |_| FOR            |_| AGAINST     |_| ABSTAIN
    Thomas B. Akin                |_| FOR            |_| AGAINST     |_| ABSTAIN

When properly executed, this Preferred Proxy Card will cause the Proxies to vote the Preferred Shares in the manner directed on this Proxy Card by the undersigned. If no direction is given or if this Preferred Proxy Card is not completed in accordance with its instructions, the Proxies will abstain from voting the Preferred Shares.

     Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Date: ____________________________, 2002



[NAME OF RECORD HOLDER INSERTED HERE]  _________________________________________
                                       Signature


                                       _________________________________________
                                       Signature, if held jointly

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.